Exhibit 99.1

Dime Community Bancshares, Inc. Increases Net Income Available to Common Stockholders By 160% Year-Over-Year

Non-Interest-Bearing Deposits Increase to 36%, Positioning the Company Well for A Rising Interest Rate Scenario

Hauppauge, NY, October 29, 2021 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (NASDAQ: DCOM) (the “Company” or “Dime” or “its”), the parent company of Dime Community Bank (the “Bank”), today reported net income available to common stockholders of $36.6 million for the quarter ended September 30, 2021, or $0.89 per diluted common share, compared with net income available to common stockholders of $14.0 million for the quarter ended September 30, 2020, or $0.65 per diluted common share. For the quarter ended June 30, 2021, net income available to common stockholders was $49.5 million, or $1.19 per diluted common share.

Adjusted net income to common stockholders (non-GAAP) totaled $41.4 million for the quarter ended September 30, 2021, or $1.01 per diluted share1. Adjusted net income to common stockholders includes the following primary adjustments:

●	Branch restructuring costs: As previously disclosed, the Company combined five branch locations into other existing branches in October 2021; associated branch restructuring costs were $4.5 million during the quarter, pre-tax; and
●	Merger expenses and transaction costs: The Company recorded merger expenses and transaction costs, associated with its February 2021 merger of equals transaction, of $2.5 million, pre-tax, during the quarter.

Kevin M. O’Connor, Chief Executive Officer (“CEO”) of the Company, stated, “We continue to improve the quality of our deposit base, as evidenced by non-interest-bearing accounts growing to 36% of total deposits. Our high level of non-interest-bearing deposits, coupled with a balance sheet that does not rely on wholesale leverage, positions us well for the time when the Federal Reserve begins raising interest rates. In the third quarter, we saw a resumption of loan growth (excluding Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans) and we continue to maintain healthy pipelines. Finally, we continue to focus on prudent expense management as demonstrated by a core efficiency ratio of 47% for the third quarter.”

Highlights for the Third Quarter of 2021 Included:

●	The non-interest-bearing deposits to total deposits ratio increased to 35.8% at September 30, 2021;
●	The cost of deposits for the third quarter of 2021 declined to 0.13%;
●	Total loans held for investment, net, excluding PPP loans increased by 4% on an annualized basis versus the linked quarter;
●	The Company purchased 480,039 shares of its common stock, at a weighted average price of $32.15 per share;
●	Non-performing assets represent only 0.28% of total assets as of September 30, 2021; and
●	The Company’s Adjusted Pre-tax Pre-provision Net Revenue (“PPNR”) for the third quarter was $54.8 million compared to $52.7 million for the second quarter.[1]

1 See reconciliation of this non-GAAP financial measure provided elsewhere herein.

Management’s Discussion of Quarterly Operating Results

The Company’s results of operations for the second and third quarters of 2021 include income for the full quarter from the merger with Bridge Bancorp, Inc. (“Bridge”). The Company’s historical information for the third quarter of 2020 does not include the historical GAAP results of Bridge.

Net Interest Income

Net interest income for the third quarter of 2021 was $94.8 million compared to $93.3 million for the second quarter of 2021 and $44.9 million for the third quarter of 2020.

The table below provides a reconciliation of the reported Net Interest Margin (“NIM”), the adjusted NIM excluding the impact of PPP loans, and the adjusted NIM excluding the combined impact of PPP loans and purchasing accounting accretion on the loan portfolio.

($ in thousands)	Q3 2021	Q2 2021	Q3 2020
Net interest income	$94,828	$93,254	$44,944
Less: Net interest income on PPP loans	(2,502)	(5,375)	(1,471)
Adjusted net interest income excluding PPP loans, (non-GAAP)	$92,326	$87,879	$43,473

Average interest-earning assets	$11,765,298	$11,990,107	$6,164,452
Average PPP loan balances	(266,472)	(1,282,347)	(316,747)
Adjusted average interest-earning assets excluding PPP loans, (non-GAAP)	$11,498,826	$10,707,760	$5,847,705

NIM (1)	3.20%	3.12%	2.92%
Adjusted NIM excluding PPP loans (non-GAAP) (2)	3.19%	3.29%	2.95%

Adjusted net interest income excluding PPP loans, (non-GAAP)	$92,326	$87,879	$43,473
Less: Purchase Accounting Accretion on loans ("PAA")	(2,541)	(1,925)	—
Adjusted net interest income excluding PPP loans and PAA on loans, (non-GAAP)	$89,785	$85,954	$43,473
Adjusted NIM excluding PPP loans and PAA on loans, (non-GAAP) (3)	3.10%	3.23%	2.95%

(1)	NIM represents net interest income divided by average interest-earning assets.
(2)	Adjusted NIM excluding PPP represents adjusted net interest income, which excludes net interest income on PPP loans divided by average interest-bearing liabilities excluding PPP loans. The net interest income on PPP loans is calculated using interest income on the PPP balances less an assumed cost of funding the PPP loans, using the overall cost of funds of the Company.
(3)	Adjusted NIM excluding PPP and PAA represents adjusted net interest income excluding PPP loans and PAA, divided by adjusted average interest-earning assets, excluding PPP loans.

Loan Portfolio

The ending weighted average rate (“WAR”) on the total loan portfolio was 3.72% at September 30, 2021, a 6 basis point increase compared to the ending WAR on the total loan portfolio at June 30, 2021. Excluding the impact of PPP loans, the WAR on the loan portfolio was 3.76% at September 30, 2021, compared to 3.79% at June 30, 2021.

Outlined below are loan balances and WARs(1) for the current quarter, linked quarter and prior year quarter.

	September 30, 2021		June 30, 2021		September 30, 2020
($ in thousands)	Balance	WAR	Balance	WAR	Balance	WAR
Loans held for investment balances at period end:
One-to-four family residential, including condominium and cooperative apartment	$683,665	3.68%	$704,489	3.72%	$186,975	3.97%
Multifamily residential and residential mixed-use (2)(3)	3,468,262	3.57	3,503,205	3.59	2,919,186	3.77
CRE	3,814,437	3.80	3,681,331	3.83	1,675,488	4.00
ADC	285,379	4.69	290,462	4.73	151,866	5.04
C&I	878,332	4.10	878,331	4.16	323,972	4.49
Other loans	20,713	4.97	23,275	4.99	1,448	7.56
Loans held for investment excluding PPP	9,150,788	3.76	9,081,093	3.79	5,258,935	3.93

PPP	134,083	1.00	465,538	1.00	318,568	1.00
Total loans held for investment including PPP	$9,284,871	3.72%	$9,546,631	3.66%	$5,577,503	3.76%

(1)    Weighted average rate is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total amount of loans in the category.

(2)    Includes multifamily loans underlying cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations, excluding PPP, for the current quarter, linked quarter and prior year.

($ in millions)	Q3 2021	Q2 2021	Q3 2020
Loan originations, excluding PPP	$464.9	$425.7	$318.9

Deposits and Borrowed Funds

Total deposits decreased by $392.2 million on a linked quarter basis to $10.7 billion at September 30, 2021. The decline in total deposits was primarily due to the Company not renewing higher-cost certificates of deposit accounts. Mr. O’ Connor stated, “We continue to focus on reducing any high-rate, promotional or rate-sensitive deposits from our portfolio as we prepare for higher interest rates. The weighted average rate on our deposit portfolio declined to 0.11% at September 30, 2021.”

Non-interest-bearing deposits increased $132.8 million during the third quarter of 2021 to $3.8 billion at September 30, 2021, representing 35.8% of total deposits.

As of September 30, 2021, the Company had $311.7 million of certificates of deposits, with a weighted average rate of 0.33%, that were set to mature during the fourth quarter of 2021.

Total Federal Home Loan Bank advances were $25.0 million at September 30, 2021 and June 30, 2021.

Non-Interest Income

Non-interest income was $9.7 million during the third quarter of 2021, $29.5 million during the second quarter of 2021, and $6.1 million during the third quarter of 2020. Excluding a $20.7 million gain on sale of PPP loans during the second quarter of 2021, adjusted non-interest income was $8.8 million during the second quarter of 2021. Excluding the gain on sale of securities and other assets, adjusted non-interest income was $5.9 million during the third quarter of 2020 (see “Non-GAAP Reconciliation” table at the end of this news release).

Non-Interest Expense

Total non-interest expense was $56.8 million during the third quarter of 2021, $54.9 million during the second quarter of 2021, and $24.9 million during the third quarter of 2020. Excluding the impact of merger expenses and transaction costs, branch restructuring costs, and amortization of other intangible assets, adjusted non-interest expense was $49.1 million during the third quarter of 2021, compared to $48.5 million during the second quarter of 2021, and $24.1 million during the third quarter of 2020 (see “Non-GAAP Reconciliation” table at the end of this news release).

The ratio of non-interest expense to average assets was 1.80% during the third quarter of 2021, compared to 1.72% during the linked quarter and 1.53% for the third quarter of 2020. Excluding the impact of merger expenses and transaction costs, branch restructuring costs, and amortization of other intangible assets, the ratio of adjusted non-interest expense to average assets was 1.56% during the third quarter of 2021, compared to 1.52% during the linked quarter and 1.48% for the third quarter of 2020 (see “Non-GAAP Reconciliation” table at the end of this news release).

The efficiency ratio was 54.3% during the third quarter of 2021, compared to 44.7% during the linked quarter and 48.6% during the third quarter of 2020. Excluding the impact of merger expenses and transaction costs, branch restructuring costs, and amortization of other intangible assets, the adjusted efficiency ratio was 46.9% during the third quarter of 2021, compared to 47.5% during the linked quarter and 47.3% during the third quarter of 2020 (see “Non-GAAP Reconciliation” table at the end of this news release).

Income Tax Expense

The reported effective tax rate for the third quarter of 2021 was 27.5%, compared to 28.9% for the second quarter of 2021, and 21.9% for the third quarter of 2020. The decrease in the effective tax rate during the third quarter of 2021 was primarily the result of the decrease in taxable income and lower non-deductible expenses during the period. The effective tax rate for the remainder of 2021 is expected to be approximately 27.5%.

Credit Quality

Non-performing loans at September 30, 2021 were $34.0 million, or 0.37% of total loans. Non-performing loans, excluding acquired PCD loans, would have been $30.1 million, or 0.34% of total loans excluding acquired PCD loans.

A credit loss recovery of $5.2 million was recorded during the third quarter of 2021, compared to a credit loss recovery of $4.2 million during the second quarter of 2021, and a credit loss provision of $5.9 million during the third quarter of 2020. The credit loss recovery of $5.2 million for the third quarter of 2021 was primarily associated with a reduction in reserves on acquired PCD loans, given the improvement in economic conditions since the time of the merger closing.

The allowance for credit losses as a percentage of total loans was 0.88% at September 30, 2021 as compared to 0.97% at June 30, 2021 and 0.87% at September 30, 2020. Excluding PPP loans, the ratio of allowance for credit losses at September 30, 2021 would have been 0.89%.

Loans with Payment Deferrals

Full principal and interest (“P&I”) deferrals declined to $26.6 million and represented 0.3% of the total loan portfolio at September 30, 2021.

Capital Management

The Company’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements.

Mr. O’Connor commented, “In August, our Board of Directors approved a new stock repurchase program which authorized the purchase of 5% of outstanding common stock. Our strong balance sheet and internal stress testing analysis results have allowed us to return excess capital to our shareholders. In the third quarter we repurchased 480,039 shares, totaling $15.4 million and we continue to be active on the repurchase front into the fourth quarter.”

Dividends per common share were $0.24 during the third quarter of 2021.

Book value per common share was $26.64 and tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by number of shares outstanding) was $22.60 at September 30, 2021 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Including the impact of the remaining unrecognized fees on PPP loans, net of tax, adjusted tangible common book value per share would have been $22.61 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 8:30 a.m. (ET) on October 29, 2021, during which Kevin M. O’Connor, CEO, will discuss the Company’s third quarter performance, with a question and answer session to follow. Dial-in information for the live call is 1-888-348-2672. Upon dialing in, request to be joined into Dime Community Bancshares, Inc. call with the conference operator.

The conference call will be simultaneously webcast (listen only), and archived for a period of one year, at https://services.choruscall.com/links/dcom211029.html. Dial-in information for the replay is 1-877-344-7529 using access code #10160977.  Replay will be available October 29, 2021 (10:30 a.m.) through November 12, 2021 (11:59 p.m.).

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $12.3 billion in assets and the number one deposit market share among community banks on Greater Long Island(1).

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as "anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect the business of the Company and/or the Bank; unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. Further, given its ongoing and dynamic nature, it is difficult to predict what effects the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, result in a decline in demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch closures, work stoppages and unavailability of personnel; and increased cybersecurity risks, as employees increasingly work remotely.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	September 30,	June 30,	December 31,
	2021	2021	2020
Assets:
Cash and due from banks	$629,011	$1,184,183	$243,603
Mortgage-backed securities available-for-sale, at fair value	1,212,383	863,239	426,979
Investment securities available-for-sale, at fair value	496,680	398,549	111,882
Investment securities held-to-maturity	40,303	—	—
Marketable equity securities, at fair value	—	—	5,970
Loans held for sale	14,720	29,335	5,903
Loans held for investment, net:
One-to-four family and cooperative/condominium apartment	683,665	704,489	184,989
Multifamily residential and residential mixed-use (1)(2)	3,468,262	3,503,205	2,758,743
Commercial real estate ("CRE")	3,814,437	3,681,331	1,878,167
Acquisition, development, and construction ("ADC")	285,379	290,462	156,296
Total real estate loans	8,251,743	8,179,487	4,978,195
Commercial and industrial ("C&I")	878,332	878,331	319,626
Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans	134,083	465,538	321,907
Other loans	20,713	23,275	2,316
Allowance for credit losses	(81,255)	(92,760)	(41,461)
Total loans held for investment, net	9,203,616	9,453,871	5,580,583
Premises and fixed assets, net	49,615	51,127	19,053
Premises held for sale	2,799	2,799	—
Restricted stock	37,719	22,449	60,707
Bank Owned Life Insurance ("BOLI")	293,898	293,113	156,096
Goodwill	155,339	155,339	55,638
Other intangible assets	9,077	9,792	—
Operating lease assets	56,836	69,189	33,898
Derivative assets	41,700	45,439	18,932
Accrued interest receivable	43,284	47,209	34,815
Other assets	77,401	78,052	27,551
Total assets	$12,364,381	$12,703,685	$6,781,610
Liabilities:
Non-interest-bearing checking	$3,821,832	$3,689,072	$780,751
Interest-bearing checking	989,526	1,101,038	290,300
Savings	1,188,794	1,305,028	414,809
Money market	3,657,669	3,670,090	1,716,624
Certificates of deposit	1,016,216	1,300,965	1,322,638
Total deposits	10,674,037	11,066,193	4,525,122
FHLBNY advances	25,000	25,000	1,204,010
Other short-term borrowings	2,629	1,841	120,000
Subordinated debt, net	197,142	197,188	114,052
Operating lease liabilities	62,870	72,170	39,874
Derivative liabilities	38,889	42,892	37,374
Other liabilities	162,697	94,125	40,082
Total liabilities	11,163,264	11,499,409	6,080,514
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	416	416	348
Additional paid-in capital	493,775	492,848	278,295
Retained earnings	630,744	613,791	600,641
Accumulated other comprehensive (loss) gain, net of deferred taxes	(1,042)	4,576	(5,924)
Unearned equity awards	(9,417)	(8,529)	—
Common stock held by the Benefit Maintenance Plan	—	—	(1,496)
Treasury stock, at cost	(29,928)	(15,395)	(287,337)
Total stockholders' equity	1,201,117	1,204,276	701,096
Total liabilities and stockholders' equity	$12,364,381	$12,703,685	$6,781,610

(1)     Includes loans underlying multifamily cooperatives.

(2)     While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Interest income:
Loans	$94,045	$94,288	$53,245	$269,715	$161,564
Securities	6,030	5,126	3,422	15,536	10,794
Other short-term investments	583	987	729	2,563	2,577
Total interest income	100,658	100,401	57,396	287,814	174,935
Interest expense:
Deposits and escrow	3,565	4,803	6,672	13,666	28,298
Borrowed funds	2,265	2,344	5,780	8,225	17,613
Total interest expense	5,830	7,147	12,452	21,891	45,911
Net interest income	94,828	93,254	44,944	265,923	129,024
(Credit) provision for credit losses	(5,187)	(4,248)	5,931	6,344	20,003
Net interest income after (credit) provision	100,015	97,502	39,013	259,579	109,021

Non-interest income:
Service charges and other fees	4,581	3,876	1,632	11,377	3,918
Title fees	482	688	—	1,603	—
Loan level derivative income	445	559	1,544	2,796	5,201
BOLI income	2,249	1,593	1,033	5,181	3,831
Gain on sale of SBA loans excluding PPP	348	973	808	1,485	972
Gain on sale of PPP loans	—	20,697	—	20,697	—
Gain on sale of residential loans	304	506	617	1,533	974
Net gain on equity securities	—	—	175	131	139
Net gain on sale of securities and other assets	—	20	215	730	3,357
Loss on termination of derivatives	—	—	—	(16,505)	—
Other	1,319	632	125	2,861	379
Total non-interest income	9,728	29,544	6,149	31,889	18,771
Non-interest expense:
Salaries and employee benefits	28,276	27,598	14,316	80,693	45,030
Severance	—	1,875	—	1,875	4,000
Occupancy and equipment	7,814	8,122	4,046	22,913	12,061
Data processing costs	3,573	5,031	2,146	12,132	6,177
Marketing	1,054	788	345	2,702	1,140
Professional services	2,751	2,538	935	7,154	2,713
Federal deposit insurance premiums	1,173	934	761	3,046	1,767
Loss on extinguishment of debt	—	157	—	1,751	—
Curtailment loss	—	—	—	1,543	—
Merger expenses and transaction costs	2,472	1,836	769	42,250	2,427
Branch restructuring costs	4,518	1,659	—	6,177	—
Amortization of other intangible assets	715	835	—	1,907	—
Other	4,437	3,509	1,535	10,327	4,924
Total non-interest expense	56,783	54,882	24,853	194,470	80,239

Income before taxes	52,960	72,164	20,309	96,998	47,553
Income tax expense	14,565	20,886	4,441	28,359	10,327
Net income	38,395	51,278	15,868	68,639	37,226
Preferred stock dividends	1,822	1,822	1,822	5,465	2,962
Net income available to common stockholders	$36,573	$49,456	$14,046	$63,174	$34,264

Earnings per common share ("EPS"):
Basic	$0.89	$1.19	$0.66	$1.62	$1.57
Diluted	$0.89	$1.19	$0.65	$1.62	$1.56

Average common shares outstanding for diluted EPS	40,426,161	40,981,585	21,324,187	38,574,857	21,791,080

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended			At or For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Per Share Data:
Reported EPS (Diluted)	$0.89	$1.19	$0.65	$1.62	$1.56
Cash dividends paid per common share	0.24	0.24	0.22	0.72	0.65
Book value per common share	26.64	26.43	26.97
Tangible common book value per share (1)	22.60	22.41	24.37
Common shares outstanding	40,715	41,160	21,416
Dividend payout ratio	26.97%	20.17%	33.33%	44.44%	41.58%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	1.22%	1.61%	0.98%	0.76%	0.78%
Return on average equity	12.69	17.22	9.22	8.00	7.59
Return on average tangible common equity (1)	15.96	22.02	10.88	9.84	8.76
Net interest margin	3.20	3.12	2.92	3.15	2.83
Non-interest expense to average assets	1.80	1.72	1.53	2.16	1.68
Efficiency ratio	54.3	44.7	48.6	65.3	54.3
Effective tax rate	27.50	28.94	21.87	29.24	21.72

Balance Sheet Data:
Average assets	$12,584,372	$12,756,909	$6,492,173	$12,009,522	$6,363,768
Average interest-earning assets	11,765,298	11,990,107	6,164,452	11,277,257	6,069,115
Average tangible common equity (1)	929,131	908,747	516,189	873,481	521,385
Loan-to-deposit ratio at end of period	87.0	86.3	125.3

Capital Ratios and Reserves - Consolidated: (3)
Tangible common equity to tangible assets (1)	7.54%	7.36%	7.95%
Tangible equity to tangible assets (1)	8.50	8.29	9.73
Tier 1 common equity ratio	9.92	10.06	10.69
Tier 1 risk-based capital ratio	11.17	11.34	13.02
Total risk-based capital ratio	14.13	14.45	16.30
Tier 1 leverage ratio	8.37	8.24	10.10
CRE consolidated concentration ratio (2)	516	506	545
Allowance for credit losses/ Total loans	0.88	0.97	0.87
Allowance for credit losses/ Non-performing loans	238.84	327.94	390.31

(1)   See "Non-GAAP Reconciliation" table for reconciliation of tangible equity, tangible common equity, and tangible assets. Average balances are calculated using the ending balance for months during the period indicated.

(2)   The CRE concentration ratio is calculated using the sum of commercial real estate, excluding owner occupied commercial real estate, multifamily, and ADC, divided by consolidated capital. September 30, 2021 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

(3)	September 30, 2021 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Real estate loans	$8,234,182	$78,626	3.79%	$8,156,368	$74,437	3.66%	$4,874,780	$47,482	3.90%
Commercial and industrial loans	923,698	12,337	5.30	932,297	13,277	5.71	326,636	3,574	4.38
SBA PPP loans	266,472	2,643	3.94	1,282,347	6,174	1.93	316,747	2,178	2.75
Other loans	21,992	439	7.92	24,349	400	6.59	1,444	11	3.05
Mortgage-backed securities	976,198	3,999	1.63	825,949	3,483	1.69	435,920	2,707	2.48
Investment securities	462,150	2,031	1.74	312,012	1,643	2.11	78,405	715	3.65
Other short-term investments	880,606	583	0.26	456,785	987	0.87	130,520	729	2.23
Total interest-earning assets	11,765,298	100,658	3.39%	11,990,107	100,401	3.36%	6,164,452	57,396	3.72%
Non-interest-earning assets	819,074			766,802			327,721
Total assets	$12,584,372			$12,756,909			$6,492,173

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking	$1,000,435	$388	0.15%	$1,067,043	$501	0.19%	$241,248	$186	0.31%
Money market	3,698,124	1,467	0.16	3,712,344	1,941	0.21	1,696,297	1,858	0.44
Savings	1,335,310	170	0.05	1,189,460	212	0.07	405,582	170	0.17
Certificates of deposit	1,138,853	1,540	0.54	1,421,480	2,149	0.61	1,425,083	4,458	1.24
Total interest-bearing deposits	7,172,722	3,565	0.20	7,390,327	4,803	0.26	3,768,210	6,672	0.70
FHLBNY advances	25,000	59	0.94	145,324	132	0.36	1,040,127	4,448	1.70
Subordinated debt, net	197,172	2,206	4.44	197,218	2,211	4.50	113,992	1,330	4.64
Other short-term borrowings	2,290	—	—	5,514	1	0.07	5,283	2	0.12
Total borrowings	224,462	2,265	4.00	348,056	2,344	2.70	1,159,402	5,780	1.99
Total interest-bearing liabilities	7,397,184	5,830	0.31%	7,738,383	7,147	0.37%	4,927,612	12,452	1.01%
Non-interest-bearing checking	3,789,623			3,652,482			652,880
Other non-interest-bearing liabilities	186,977			175,031			223,285
Total liabilities	11,373,784			11,565,896			5,803,777
Stockholders' equity	1,210,588			1,191,013			688,396
Total liabilities and stockholders' equity	$12,584,372			$12,756,909			$6,492,173
Net interest income		$94,828			$93,254			$44,944
Net interest rate spread			3.08%			2.99%			2.71%
Net interest margin			3.20%			3.12%			2.92%
Deposits (including non-interest-bearing checking accounts)	$10,962,345	$3,565	0.13%	$11,042,809	$4,803	0.17%	$4,421,090	$6,672	0.60%

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	September 30,	June 30,	September 30,
Asset Quality Detail	2021	2021	2020
Non-performing loans (NPLs) (1)
One-to-four family residential, including condominium and cooperative apartment	$4,938	$4,933	$867
Multifamily residential and residential mixed-use	859	—	1,213
CRE	4,122	9,152	47
Acquisition, development, and construction ("ADC")	—	—	—
C&I	23,727	14,109	10,287
Other	374	92	10
Total Non-accrual loans	$34,020	$28,286	$12,424

Loans 90 days delinquent and accruing ("90+ Delinquent")
One-to-four family residential, including condominium and cooperative apartment	$5,021	$5,065	$470
Multifamily residential and residential mixed-use	—	157	—
CRE	1,004	—	—
ADC	—	—	1,470
C&I	257	1,487	—
Other	—	—	—
90+ Delinquent	$6,282	$6,709	$1,940

NPAs and 90+ Delinquent	$40,302	$34,995	$14,364

NPAs and 90+ Delinquent / Total assets	0.33%	0.28%	0.21%
Net charge-offs (recoveries) (NCOs)	$4,191	$918	$(69)
NCOs / Average loans (1)	0.18%	0.04%	(0.01)%

(1)	Excludes loans held for sale

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with the Company’s merger with Bridge, as well as branch restructuring costs, and gain on sale of PPP loans.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income (loss) available to common stockholders	$36,573	$49,456	$14,046	$63,174	$34,264
Adjustments to net income (1):
Provision for credit losses - Non-PCD loans (double-count)	—	—	—	20,278	—
Gain on sale of PPP loans	—	(20,697)	—	(20,697)	—
Net gain on sale of securities and other assets	—	—	(215)	(710)	(3,357)
Loss on termination of derivatives	—	—	—	16,505	—
Severance	—	1,875	—	1,875	4,000
Loss on extinguishment of debt	—	157	—	1,751	—
Curtailment loss	—	—	—	1,543	—
Merger expenses and transaction costs (2)	2,472	1,836	769	42,250	2,427
Branch restructuring costs	4,518	1,659	—	6,177	—
Income tax effect of adjustments and other tax adjustments	(2,191)	4,852	(84)	(19,187)	(636)
Adjusted net income available to common stockholders (non-GAAP)	$41,372	$39,138	$14,516	$112,959	$36,698

Adjusted Ratios (Based upon non-GAAP as calculated above)
Adjusted EPS (Diluted)	$1.01	$0.94	$0.68	$2.90	$1.68
Adjusted return on average assets	1.37%	1.28%	1.01%	1.31%	0.83%
Adjusted return on average equity	14.27	13.76	9.49	13.80	8.08
Adjusted return on average tangible common equity	18.02	17.48	11.25	17.44	9.38
Adjusted non-interest expense to average assets	1.56	1.52	1.48	1.54	1.55
Adjusted efficiency ratio	46.9	47.5	47.3	47.4	51.1

(1)    Adjustments to net income are taxed at the Company's statutory tax rate of approximately 31% unless otherwise noted.

(2)    Certain merger expenses and transaction costs are non-taxable expense.

The following table presents a reconciliation of net interest income, non-interest income, and non-interest expense to pre-tax pre-provision net revenue (non-GAAP) and adjusted pre-tax pre-provision net revenue (non-GAAP):

	Three Months Ended
	September 30, 2021	June 30, 2021
Net interest income	$94,828	$93,254
Non-interest income	9,728	29,544
Total revenues	104,556	122,798
Non-interest expense	56,783	54,882
Pre-tax pre-provision net revenue (non-GAAP) (1)	$47,773	$67,916

Adjustments:
Gain on sale of PPP loans	—	(20,697)
Severance	—	1,875
Loss on extinguishment of debt	—	157
Merger expenses and transaction costs	2,472	1,836
Branch restructuring costs	4,518	1,659
Adjusted pre-tax pre-provision net revenue (non-GAAP) (2)	$54,763	$52,746

(1)	The reported pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding GAAP net interest income and GAAP non-interest loss less GAAP non-interest expense.
(2)	The adjusted pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding pre-tax pre-provision net revenue less the net gain on sale of PPP loans, severance, loss on extinguishment of debt, merger expenses and transaction costs, and branch restructuring costs.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Operating expense as a % of average assets - as reported	1.80%	1.72%	1.53%	2.16%	1.68%
Loss on extinguishment of debt	—	—	—	(0.02)	—
Curtailment loss	—	—	—	(0.02)	—
Severance	—	(0.06)	—	(0.02)	(0.08)
Merger expenses and transaction costs	—	(0.06)	(0.05)	(0.47)	(0.05)
Branch restructuring costs	(0.08)	(0.05)	—	(0.07)	—
Amortization of other intangible assets	(0.14)	(0.03)	—	(0.02)	—
Adjusted operating expense as a % of average assets (non-GAAP)	1.56	1.52	1.48	1.54	1.55

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Efficiency ratio - as reported (non-GAAP) (1)	54.3%	44.7%	48.6%	65.3%	54.3%
Non-interest expense - as reported	$56,783	$54,882	$24,853	$194,470	$80,239
Less: Severance	—	(1,875)	—	(1,875)	(4,000)
Less: Merger expenses and transaction costs	(2,472)	(1,836)	(769)	(42,250)	(2,427)
Less: Branch restructuring costs	(4,518)	(1,659)	—	(6,177)	—
Less: Loss on extinguishment of debt	—	(157)	—	(1,751)	—
Less: Curtailment loss	—	—	—	(1,543)	—
Less: Amortization of other intangible assets	(715)	(835)	—	(1,907)	—
Adjusted non-interest expense (non-GAAP)	$49,078	$48,520	$24,084	$138,967	$73,812
Net interest income - as reported	$94,828	$93,254	$44,944	$265,923	$129,024
Non-interest income (loss) - as reported	$9,728	$29,544	$6,149	$31,889	$18,771
Less: Gain on sale of PPP loans	—	(20,697)	—	(20,697)	—
Less: Net gain on sale of securities and other assets	—	—	(215)	(710)	(3,357)
Less: Loss on termination of derivatives	—	—	—	16,505	—
Adjusted non-interest income (non-GAAP)	$9,728	$8,847	$5,934	$26,987	$15,414
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$104,556	$102,101	$50,878	$292,910	$144,438
Adjusted efficiency ratio (non-GAAP) (2)	46.9%	47.5%	47.3%	47.4%	51.1%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest (loss) income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents the tangible assets, tangible common equity, and adjusted tangible common book value per share calculation (non-GAAP):

	September 30,	June 30,	September 30,
	2021	2021	2020
Reconciliation of Tangible Assets:
Total assets	$12,364,381	$12,703,685	$6,619,391
Less:
Goodwill	155,339	155,339	55,638
Other intangible assets	9,077	9,792	—
Tangible assets (non-GAAP)	$12,199,965	$12,538,554	$6,563,753

Reconciliation of Adjusted Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,201,117	$1,204,276	$694,158
Less:
Goodwill	155,339	155,339	55,638
Other intangible assets	9,077	9,792	—
Tangible equity (non-GAAP)	1,036,701	1,039,145	638,520
Less:
Preferred stock, net	116,569	116,569	116,569
Tangible common equity (non-GAAP)	$920,132	$922,576	$521,951
Add:
Unamortized deferred fees on PPP loans, net of tax	612	1,979	5,435
Adjusted tangible common equity (non-GAAP)	$920,744	$924,555	$527,386

Common shares outstanding	40,715	41,160	21,416
Tangible common book value per share (non-GAAP)	$22.60	$22.41	$24.37
Adjusted tangible common book value per share (non-GAAP)	$22.61	$22.46	$24.63